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                                                                    Exhibit 23.3


CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-61440 of AmerisourceBergen Corporation on Form S-4 of our report dated May 21, 2001, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
July 26, 2001

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                                                                    Exhibit 23.3


CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-61440 of AmerisourceBergen Corporation on Form S-4 of our reports dated November 1, 2000 (December 20, 2000 as to Note 17) appearing in the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended September 30, 2000 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
July 26, 2001